                                   EXHIBIT 99



                              FRONT OF PROXY CARD

                  HOMEPLEX MORTGAGE INVESTMENTS CORPORATION
                      BOARD OF DIRECTORS PROXY FOR THE
                               ANNUAL MEETING
          OF STOCKHOLDERS AT 8:00 A.M. WEDNESDAY, DECEMBER 18, 1996
           THE WIGWAM RESORT HOTEL LITCHFIELD PARK, ARIZONA  85340

          The undersigned stockholder of Homeplex Mortgage Investments Corporation (the "Company") hereby appoints Alan D. Hamberlin and Jay R. Hoffman or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof on the following proposals:

         -----------------------------------------------------------------------
         (1) The Merger and related transactions, including the issuance of up to approximately 4,700,000 shares of Homeplex's common stock

                        [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

         (2) The Charter Amendment to amend the Articles of Incorporation of Homeplex

                        [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

         (3) Election of William W. Cleverly, Steven J. Hilton and Alan D. Hamberlin as Class I Post Merger Directors and Robert G. Sarver and C. Timothy White as Class II Post Merger Directors

                 FOR all nominees (except as             WITHHOLD AUTHORITY
                 provided to the contrary below) [ ]     to vote for all
                                                         nominees            [ ]

                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE):

         -----------------------------------------------------------------------

         (4) Election of Alan D. Hamberlin, Jay R. Hoffman, Larry E. Cox, Mark A. McKinley and Gregory K. Norris as Pre Merger Directors

                 FOR all nominees (except as             WITHHOLD AUTHORITY
                 provided to the contrary below)   [ ]   to vote for all
                                                         nominees            [ ]

                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE):

         -----------------------------------------------------------------------

         (5) Issuance of Hamberlin Stock Options to Alan D. Hamberlin in lieu of Hamberlin PSRs

                        [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

         (6) The Stock Option Extension to amend the Stock Option Plan and related stock option agreements

                        [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

         (7) In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournments thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                               BACK OF PROXY CARD




                         (CONTINUED FROM REVERSE SIDE)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) THIS PROXY WILL BE VOTED "AGAINST" SUCH ITEM. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS
(3), (4), (5) OR (6) THIS PROXY WILL BE VOTED NEITHER "FOR" NOR "AGAINST" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (7). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS SET FORTH IN THE PROXY STATEMENT/PROSPECTUS.

         Receipt herewith of the Notice of Annual Meeting and Proxy Statement, dated November 12, 1996, is hereby acknowledged.

         PLEASE SIGN, DATE AND MAIL TODAY.



Signature(s) ____________________________________________ (Date) ______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.